Exhibit 10.1

STOCK PURCHASE AGREEMENT

证券购买协议

This Stock Purchase Agreement (the “Agreement”) is made and effective August 20th, 2020

此证券购买协议（以下称：协议）与 2020 年 8 月 20 日制定并生效，

BETWEEN:

Simcor (Jiangsu) Materials Technology Ltd. (“SMTL” or the "Company"), a company formed in the Peoples Republic of China with its registered address at No 67, Yanzhen East Rd, Niutang,

Wujin, Changzhou, Jiangsu, China; AND

希姆科（江苏）材料科技有限公司 （以下称 SMTL 或公司），是一家在中华人民共和国合法注册的有限责任公司，注册地址为：中国江苏省常州市武进区牛塘镇延政东路 67 号

AND:	Leping ZHANG ( "Selling Shareholder") who is the sole director and shareholder of SMTL.

张乐萍 （卖方股东），为 SMTL 的法人和唯一股东

AND:

Sincerity Applied Materials Holdings Corp., (“SINC” or the "Purchaser"), a companies organized and existing under the laws of the United States of America with its head office located at 4 Avoca St, South Yarra, Melbourne, VIC, Australia.

Sincerity Applied Materials Holdings Corp，（简称 SINC 或者买方），是一家根据美国内华达州注册存在的有限责任公司，总部位于澳大利亚墨尔本，南亚拉，Avoca 街，4 号

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RECITALS

事实陈述

WHEREAS, the Selling Shareholder will sell to SINC [2,000,000] ordinary shares (“Sell Shares”) of SMTL to SINC for a consideration of Two Million Five Hundred Thousands United States Dollars (USD 2,500,000). SMTL also will issue and sell to SINC [5,000,000] ordinary shares (“Sell Shares”) of SMTL to SINC for a consideration of Four Million Five Hundred Thousands United States Dollars (USD 4,500,000).

鉴于，卖方股东将以 250 万美元的交易对价，出售其所持有的 SMTL 全部股份，共计 200 万股，

同时，SMTL 将通过增资扩股，以 450 万美金的交易对价，定向增发 500 万股新股 SINC；

WHEREAS, SMTL has an authorized share capital of 2,000,000 ordinary shares of USD1.0 par value of which 2,000,000 shares have been fully issued to the Selling Shareholder.

鉴于，SMTL 现总股本为 200 万股，已按照注册资本金为 200 万美金向现有股东发行.

WHEREAS, SINC has an authorized share capital of 290,000,000 shares of USD .0001 par value common and Common “A” Stock; of which 25,511,000 shares of the Common “A” Stock have been issued at present.

鉴于，SINC 授权可发行股份为 2.9 亿普通 A 股，票面价值 0.001 美元/股；其中现有发行普通 A 股数量为 25,511,000 股

WHEREAS, the Purchaser desires to purchase and the Selling Shareholder desires to sell [7,000,000] ordinary shares of SMTL to SINC for a consideration of Seven Million United States Dollars (USD7,000,000), upon the terms and subject to the conditions hereinafter set forth;

鉴于，受下列条款约束，买方期望购买，卖方希望出售，SMTL 总计 700 万股的股份，交易对价为 700 万美金，

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and in order to consummate the purchase and the sale of Sell Shares aforementioned, it is hereby agreed as follows:

据此，考虑到本协议中包含的相互契约和协议，并且为了完善上述买卖股份，特此达成以下协议：

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1.	PURCHASE AND SALE 购买和出售

Subject to the terms and conditions hereinafter set forth, at the closing of the transaction contemplated hereby, the Selling Shareholder shall sell, convey, transfer, and deliver to the Purchaser certificates representing such Sell Shares, and the Purchaser shall purchase from the Selling Shareholder the Sell Shares at the consideration as set forth in this Agreement. The certificates representing the Company's ordinary shares shall be duly endorsed for transfer or accompanied by appropriate bought and sold notes. The closing of the transactions contemplated by this Agreement ("Closing"), shall be held at the location noted in Appendix A attached.

在遵守下文规定的条款和条件的前提下，在兹此达成的交易完成之时，卖方应向卖方出 售，传达，转让和交付代表该卖方股份的证书，买方应向卖方购买以本协议中规定的对价出售股票。代表公司普通股的股票应加盖批注以转让或随附适当的买卖票据。本协议拟进行的交易（“结算”）的完成应在所附附录 A 中注明的位置进行。

2.	AMOUNT AND PAYMENT OF PURCHASE PRICE 交易金额和支付

The total consideration and method of payment thereof are fully set out in Appendix "A" attached hereto and made a part hereof.

请参考附件 A

3.	REPRESENTATIONS AND WARRANTIES OF SELLING SHAREHOLDER AND PURCHASER 出售股份持有人和购买人的陈述和保证

Selling Shareholder hereby warrants and represents:

出售股东特此声明并确保：

A.	Organization and Standing. Company is a company duly organized, validly existing and in good standing under the laws of the People’s Republic of China and has the corporate power and authority to carry on its business as it is now being conducted.

公司合法性。 公司是根据中华人民共和国法律合法成立，有效存在且信誉良好的公司，拥有开展业务的公司权力和权限

B.	Restrictions on Stock: 股票权益限制

i.	The Selling Shareholder is not a party to any agreement, written or oral, creating rights in respect to the Company's Stock in any third person or relating to the voting of the Company's Stock.

出售股东不是任何以书面形式或口头形式就任何第三方产生的关于本公司股票的权利或与本公司股票投票有关的协议的一方

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ii.	Selling Shareholder is the lawful owner of the Sell Shares, free and clear of all security interests, liens, encumbrances, equities and other charges.

卖方是卖方的合法所有者，没有任何抵押权益，留置权，产权负担，权益和其他费用，

iii.	There are no existing warrants, options (except for the Management Share Option Scheme which is under preparation), stock purchase agreements, redemption agreements, restrictions of any nature, calls or rights to subscribe of any character relating to the stock, nor are there any securities convertible into such stock outside of the note being issued attached to this agreement.

目前没有任何认股权证，认股权（正在准备的管理认股权计划除外），股票购买协议，赎回协议，任何性质的限制，与股票有关的任何性质的认购权或认购权，也没有任何认股权证本协议所附发行票据之外的可转换为此类股票的证券。

C.	Expectations and Milestones: 期望和里程碑

i.	SMTL is expected to report USD 1 million net earning before tax in 2021, with 50% annual growth till 2023. Total of 4.75 million USD net earning before tax over 3 years.

SMTL 预计 2021 年的税前净利润为 100 万美元，到 2023 年将保持

50％的年增长率。三年内总计 475 万美元的税前净利润

ii.	If SMTL does not report enough expected earnings, SMTL will refund the difference back to SINC as valuation adjustment.

如果 SMTL 报告的预期收益不足，SMTL 将把差额退还给 SINC 作为估值调整

iii.	If SMTL out-perform expect earnings, SINC will issue common A shares equal to 5 times of the extra earning that is made as valuation adjustment.

如果 SMTL 的业绩超出预期，SINC 将发行普通 A 股，其价值相当于估值调整后额外收益的 5 倍

Purchaser hereby warrants and represents:

买方特此担保并确保

A.	Organization and Standing. Company is a company duly organized, validly existing and in good standing under the laws of Nevada in United States and has the corporate power and authority to carry on its business as it is now being conducted.

公司合法性。公司是一家在美国内华达州法律下正式组织，有效存在且信誉良好的公司，并具有开展业务的公司权力和权力。

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4.	REPRESENTATIONS AND WARRANTIES OF SELLING SHAREHOLDER AND PURCHASER 出售股份持有人和购买人的陈述和保证

Selling Shareholder and Purchaser hereby represent and warrant that there has been no act or omission by Selling Shareholder, Purchaser or the Fund which would give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated hereby.

卖方股东和买方在此声明并保证，卖方股东，买方或本基金没有任何作为或不作为会导致对本协议任何当事方产生经纪佣金，发现者费用或其他类似付款的任何有效索偿。与特此考虑的交易有关

5.	ENTIRE AGREEMENT 完整协议

This Agreement (including the Appendices hereto and any written amendments hereof executed by the parties) constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

本协议（包括本协议的附录和各方执行的任何书面修订）构成整个协议，并取代双方之间就本协议主题达成的所有先前的口头和书面协议和谅解。

6.	SECTIONS AND OTHER HEADINGS 章节和其他标题

The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

本协议中包含的部分和其他标题仅供参考，不影响本协议的含义或解释。

7.	GOVERNING LAW 适用法律

This agreement, and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of Nevada. The parties herein waive trial by jury and agree to submit to the jurisdiction and venue of a court located in Nevada.

本协议以及据此进行的所有交易均应根据内华达州法律进行管辖，解释和执行。双方均放弃陪审团的审判，并同意服从内华达州法院的管辖权和审判地。

8.	ATTORNEY’S FEES 律师费

In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

如果诉讼是由本协议或其执行引起或引起的，则当事各方同意偿还胜诉方的合理律师费，法院费用以及所有其他费用，无论该费用是否应由法院征税为费用胜诉方可享有的任何其他权益。

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IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties hereto on the date first above written.

兹由以上各当事方在以上书面第一日签署本协议，以昭信守。

Sincerity Applied Materials Holdings Corp                                        PURCHASER 买方

_______________________________________

Authorized Signature

/s/ Yiwen (James) Zhang

Yiwen (James) Zhang, CEO & Chairman

SELLING SHAREHOLDER 卖方股东

_______________________________________

Authorized Signature

/s/ Leping Zhang

Leping ZHANG

Simcor (Jiangsu) Materials Technology Ltd                                     SELLING SHAREHOLDER 卖方股东

_______________________________________

Authorized Signature

/s/ Leping Zhang

Leping ZHANG, Director

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APPENDIX A AMOUNT AND PAYMENT OF PURCHASE PRICE

附录 A 购买金额和付款方式

1.	CONSIDERATION 金额

The Purchaser shall pay to the Selling Shareholder USD2,500,000 and the Selling Shareholder shall transfer/allot a total of 2,000,000 common shares of SMTL to the Purchaser.

The Purchase shall pay to SMTL USD 4,500,000 and SMTL shall issue a total of 5,000,000 common shares of SMTL to the Purchaser.

买方应向卖方支付 2,500,000 美元，卖方应向买方转让/分配总计 2,000,000 股 SMTL 普通股。

购买将向 SMTL 支付 4,500,000 美元，SMTL 将向买方发行总计 5,000,000 股 SMTL 普通股。

2.	CLOSING & PAYMENT 交割与付款

The Purchaser agrees to purchase 2,000,000 ordinary shares of SMTL at USD 1.25 per share first.

The Purchaser further agrees to purchase 5,000,000 ordinary shares of SIC at USD 0.9 per share.

Should SINC pay less than USD 7,000,000 to the Selling Shareholder/SMTL, the number of shares to be delivered will be proportionally reduced. It is agreed that shares will be delivered to SMTL in tranches:

a)	Once SINC complete the first USD 2,500,000 payment, 35.71% shares of common shares of SMTL will be transferred/issued to SINC;

b)	Then for every USD 500,000 subsequent payment, 7.14% shares of common shares of SMTL will be transferred/issued to SINC;

The location of the Closing of the transaction shall be determined by both parties.

买方同意首先以每股 1.25 美元的价格购买 2,000,000 股 SMTL 普通股。

买方还同意以每股 0.9 美元的价格购买 5,000,000 股 SIC 普通股。

如果 SINC 向卖方/ SMTL 支付的款项少于 700 万美元，将要按比例减少要交付的股份数量。同意将股票分期交付给 SMTL：

a） 一旦 SINC 完成首笔 2,500,000 美元的付款，SMTL 普通股的 35.71％股份将被转让/发行给 SINC；

b） 随后，每支付 500,000 美元，SMTL 普通股的 7.14％股份将被转让/发行给 SINC；

交易的完成地点应由双方共同决定。

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3.	TARGET ACQUISITIONS BY SMTL SMTL 的目标收购

SINC and SMTL have identified certain acquisition and investment targets that should be part of the SMTL global business platform. It is expected that upon receipt of no less than US$6,000,000 from SINC from the purchase of Ordinary Shares, SMTL shall make investments in bio/compostable applied materials subject to accomplishments of certain milestones to be defined and agreed between SMTL and acquisition candidates.

SINC 和 SMTL 已经确定了某些收购和投资目标，这些目标应该成为 SMTL 全球业务平台的一部分。预计 SMTL 将在购买普通股后从 SINC 收到不少于 6,000,000 美元的资金后，将投资于生物/可堆肥应用材料，但要视 SMTL 和收购候选人之间达成的某些里程碑的完成而定。

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APPENDIX B –SHARE RESTRUCTURING

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APPENDIX C – CONVERTIBLE NOTE

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